Exhibit 99.1

Nautilus, Inc. Receives Notice Regarding Standard NYSE Listing Criteria

- Company is executing on previously announced initiatives to improve results and enhance shareholder value –

VANCOUVER, Wash., September 29, 2010 — Fitness company Nautilus, Inc. (NYSE:NLS) today announced that the New York Stock Exchange (“NYSE”), on September 23, 2010, notified the Company that it had fallen below the NYSE’s continued listing standards relating to minimum average global equity market capitalization and total stockholders’ equity, which require that either its average global market capitalization be not less than $50 million over a consecutive 30 trading-day period, or its total stockholders’ equity be not less $50 million.

As required by NYSE procedures, the Company has notified the NYSE that it will submit a plan within 45 days from the receipt of the NYSE notice that demonstrates its ability to regain compliance within 18 months. Upon receipt of the plan, the NYSE has 45 calendar days to review and determine whether the Company has made a reasonable demonstration of our ability to come into conformity with the relevant standards within the 18-month period. The NYSE will either accept the plan, at which time the Company will be subject to ongoing monitoring for compliance with this plan, or the Company will initiate an orderly transition to another exchange. During the 18-month cure period, the Company’s shares will continue to be listed and traded on the NYSE, subject to compliance with other NYSE continued listing standards.

The plan that the Company will submit to the NYSE will include the Company’s progress with their new third-party consumer credit finance provider. As previously announced, the Company experienced considerable declines in approval rates from its prior provider and decided to replace that program with a new agreement with GE Money Bank. Since implementing the new program with GE Money Bank, the Company has already seen incremental improvement in credit approval rates during the month of September and management expects this trend will continue in coming months and contribute to improved operating results.

Edward Bramson, Chairman and Chief Executive Officer of Nautilus, Inc., stated, “We are confident that our business is moving in the right direction following the implementation of our new consumer credit financing offerings. The underlying demand for our products continues to be strong, and we believe that our new relationship with GE Money Bank will enable us to take advantage of consumer demand and deliver improved financial results.”

About Nautilus, Inc.

Headquartered in Vancouver, Wash., Nautilus, Inc. (NYSE:NLS) is a global fitness products company providing innovative, quality solutions to help people achieve a healthy lifestyle. With a brand portfolio including Nautilus®, Bowflex®, Schwinn® Fitness, and Universal®, Nautilus markets innovative fitness products through direct and retail channels. Website: www.nautilusinc.com

Safe Harbor Statement:

This press release includes forward-looking statements, including statements concerning management’s expectation of improvement in consumer credit approval rates and anticipated or possible improvements in results of operations. Factors that could cause Nautilus, Inc. actual results to differ materially from these forward-looking statements include availability and price of media time consistent with our cost and audience profile standards, our ability to successfully divest the remainder of our commercial business, our ability to generate sufficient positive cash flows or raise any necessary debt or equity, our ability to continue to reduce operating costs, a further decline in consumer spending due to unfavorable economic conditions, a change in the availability of credit for our customers who finance their purchases, our ability to effectively develop, market and sell future products, our ability to get foreign-sourced product through customs in a timely manner, our ability to effectively identify, negotiate and integrate any future strategic transactions, our ability to protect our intellectual property, introduction of lower-priced competing products, unpredictable events and circumstances relating to international operations including our use of foreign manufacturers, government regulatory action and general economic conditions. Please refer to our reports and filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, for a further discussion of these risks and uncertainties. We also caution you not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

SOURCE: Nautilus, Inc.

For Nautilus, Inc.

Investor Relations

John Mills, 310-954-1100